Exhibit 99.2

Internet Capital Group Announces Authorization of $20 Million Share Repurchase Program

WAYNE, Pa.--(BUSINESS WIRE)--Internet Capital Group, Inc. (NASDAQ:ICGE) today announced that its Board of Directors has authorized the Company to implement a share repurchase program pursuant to which ICG may repurchase up to $20 million of its outstanding shares of common stock.

“This repurchase program highlights our confidence in ICG’s long-term growth potential, and underscores our commitment to enhancing stockholder value,” said Walter Buckley, ICG’s chairman and CEO. “We are pleased to have the financial flexibility to opportunistically allocate our capital to this share repurchase program while maintaining our focus on acquiring and building leading on-demand software and services companies.”

Share repurchases under this program will be made from time to time in the open market, in privately negotiated transactions or pursuant to trading plans meeting the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934. The timing and actual number of shares repurchased will depend on a variety of factors, including price, regulatory restrictions, market conditions and corporate liquidity requirements.

About Internet Capital Group

Internet Capital Group (www.internetcapital.com) acquires and builds Internet software companies that drive business productivity and reduce transaction costs between firms. Founded in 1996, ICG devotes its expertise and capital to maximizing the success of these platform companies, which deliver on-demand software and service applications to customers worldwide.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in partner companies, the effect of economic conditions generally, capital spending by customers, development of the e-commerce and information technology markets, and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.

CONTACT:
Investor inquiries:
Internet Capital Group, Inc.
Karen Greene, 610-727-6900
ir@internetcapital.com